UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
 SECURITIES EXCHANGE ACT OF 1934
Euronav NV
(Exact Name of Registrant as Specified in Its Charter)

Belgium	N/A
(State of Incorporation or Organization)	(IRS Employer Identification No.)

De Gerlachekaai 20 2000 Antwerpen Belgium
(Address of Principal Executive Offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Ordinary Shares, no par value, CUSIP: B38564124	The New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box.  ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(d), please check the following box.  ☐
Securities Act registration statement file number to which this form relates: File No. 333-198625 (if applicable)
Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of Class)

Item 1.  Description of Registrants Securities to be Registered.
The class of securities to be registered hereunder is Ordinary Shares, no par value, of Euronav NV (the "Registrant"). The description of capital stock set forth under the caption "Description of Share Capital" in the Prospectus included in the Registrant's Registration Statement on Form F-1 (No. 333-198625) as filed and subsequently amended, which was initially filed publicly with the Securities and Exchange Commission on September 8, 2014 (the "Registration Statement on Form F-1"), is incorporated herein by reference.
Item 2.       Exhibits.
The following exhibits are filed as part of this registration statement:
No.	Exhibit

3.1	Coordinated Articles of Association of the Company*

4.1	Form of Ordinary Share Certificate*

*	Incorporated by reference to the Exhibit of the same number to the Registrant's Registration Statement on Form F-1 (File No. 333-198625), filed with the U.S. Securities and Exchange Commission on September 8, 2014, as thereafter amended.

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.
Dated: January 20, 2015	EURONAV NV By: /s/ Egied Verbeeck
Name: Egied Verbeeck
Title: General Counsel